UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       (Date of Report (date of earliest event reported)): August 14, 2008


                        Southcoast Financial Corporation
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             (Exact name of registrant as specified in its charter)

    South Carolina                0-25933                     57-1079460
--------------------      ----------------------     ---------------------------
(State or other          (Commission file number)   (IRS Employer Identification
 jurisdiction of                                    No.)
  incorporation)

              530 Johnnie Dodds Boulevard
             Mt. Pleasant, South Carolina                           29464
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       (address of principal executive off                        (zip code)

          Registrant's telephone number, including area code  (843) 884-0504
                                                              ------------------


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          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)


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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Employment Agreement. On August 14, 2008, Southcoast Financial Corporation and its wholly owned bank subsidiary, Southcoast Community Bank, entered into an Amended and Restated Employment Agreement with L. Wayne Pearson, President and Chief Executive Officer of the Company and the Bank. The Amended and Restated Employment Agreement has a three-year term and automatically renews daily. The base salary of $333,505 under the Amended and Restated Employment Agreement is subject to potential annual increases at the discretion of the board of directors. Mr. Pearson is also eligible for performance based compensation as determined by the Bank, and to participation in any retirement or employee benefit plans adopted by the Company or the Bank, disability benefits for a period of one year, and all other remuneration and fringe benefits available to executive officers of the Bank, and any other benefits commensurate with his responsibilities and functions. The Amended and Restated Employment Agreement also provides for change in control benefits.

         Reference is made to the complete copy of the Amended and Restated Employment Agreement included as Exhibit 99.1 to this report for the other terms and conditions of the agreement, including benefits payable after termination of employment, benefits payable after a change in control, and non-competition provisions.

         Salary Continuation Agreement. On August 14, 2008, Southcoast Community Bank also entered into a Salary Continuation Agreement with Mr. Pearson. The agreement provides for an annual benefit of $287,730 for 15 years commencing when he attains age 65. If Mr. Pearson's employment terminates other than for cause, prior to his reaching age 65, the annual benefit will be reduced by 75%, 50% or 25% if termination is before January 1, 2009, 2010 or 2011 respectively.

         Reference  is made to the Salary  Continuation  Agreement  included  as
Exhibit 99.2 to this report for the other terms and conditions of the agreement, including benefits payable upon death or early termination of employment, and benefits payable if a change in control occurs.

         Endorsement Split Dollar Agreement. On August 14, 2008, Southcoast Financial Corporation also entered into an Endorsement Split Dollar Agreement with Mr. Pearson. The agreement provides for the Company to divide with Mr. Pearson's beneficiary the death benefit of a life insurance policy on Mr. Pearson's life. The amount to be paid to the beneficiary is 100 percent of the death benefit minus the greater of $500,000 or the aggregate amount of premiums paid prior to Mr. Pearson's death. The payments will only be made if Mr. Pearson's death occurs before the earliest of (a) his separation from service,
(b) the date that is six months after the date he attains age 70, (c) the termination of his Salary Continuation Agreement under Article 5 thereof, or (d) a change in control. Upon a change in control, the Company is obligated to transfer the life insurance policy to Mr. Pearson. The agreement replaces and terminates the endorsement split dollar agreement between the Company and Mr. Pearson dated December 13, 2007.

         Reference is made to the Endorsement Split Dollar Agreement included as
Exhibit 99.3 to this report for the other terms and conditions of the agreement, including benefits payable upon death and benefits payable if a change in control occurs.

Item 9.01(d) Exhibits

         99.1 Amended and Restated Employment Agreement, dated as of August 14, 2008, among Southcoast Financial Corporation, Southcoast Community Bank and L. Wayne Pearson

         99.2 Salary Continuation Agreement between Southcoast Community Bank and L. Wayne Pearson

         99.3 Endorsement Split Dollar Agreement, dated as of August 14, 2008, between Southcoast Financial Corporation and L. Wayne Pearson.

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



                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Southcoast Financial Corporation


Date:  August 19, 2008                     s/ William C. Heslop
                                          --------------------------------------
                                           William C. Heslop
                                           Senior Vice President and Chief
                                           Financial Officer


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                                  EXHIBIT INDEX

         99.1 Amended and Restated Employment Agreement, dated as of August 14, 2008, among Southcoast Financial Corporation, Southcoast Community Bank and L. Wayne Pearson

         99.2 Salary Continuation Agreement between Southcoast Community Bank and L. Wayne Pearson

         99.3 Endorsement Split Dollar Agreement, dated as of August 14, 2008, between Southcoast Financial Corporation and L. Wayne Pearson.


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